As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-172121

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

Post-effective amendment no. 1

to

Form S-8

registration statement

UNDER THE

SECURITIES ACT OF 1933
__________________

ENDOCYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-1969-140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Kent Avenue, Suite A1-100 West Lafayette, IN 47906
(Address of Principal Executive Offices) (Zip Code)

2007 STOCK PLAN

(Full title of the plan)

P. Ron Ellis
President and Chief Executive Officer
Endocyte, Inc.
3000 Kent Avenue, Suite A1-100
West Lafayette, IN 47906

(Name and address of agent for service)

(765) 463-7175

(Telephone number, including area code, of agent for service)

Copy to:

David C. Worrell

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

Endocyte, Inc. (the "Registrant") has filed this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this "Post-Effective Amendment") to deregister certain securities issuable under the Endocyte, Inc. 2007 Stock Plan (the "2007 Plan"), which were originally registered by the Registrant on a Registration Statement on Form S-8 (File No. 333-172121) filed with the Securities and Exchange Commission (the "Commission") and becoming effective on February 9, 2011 (the "Initial Registration Statement").

The Registrant has in effect the Endocyte, Inc. 2010 Equity Incentive Plan (the "2010 EIP"). The 2010 EIP provides, among other things, that any shares of the Registrant's Common Stock, par value $0.001 per share (the "Common Stock") subject to outstanding awards under the 2007 Plan that expire, terminate, are forfeited or are repurchased are available for issuance under the 2010 EIP, subject to certain limitations.

As of July 31, 2013, the total number of shares of Common Stock registered under the Initial Registration Statement and subject to awards that have expired, have terminated, were forfeited or were repurchased under the 2007 Plan and not yet registered under the 2010 EIP, was 35,365 (the "Newly Available 2007 Plan Shares"). These Newly Available 2007 Plan Shares are no longer available for new awards under the 2007 Plan and will not be issued under the 2007 Plan.

The Registrant is concurrently filing a separate Registration Statement on Form S-8 to register the Newly Available 2007 Plan Shares and certain other newly available shares for issuance under the 2010 EIP. This Post-Effective Amendment is hereby filed to reflect that, following the date hereof, the Newly Available 2007 Plan Shares may not be issued under the 2007 Plan and to deregister the Newly Available 2007 Plan Shares under the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on August 9, 2013.

ENDOCYTE, INC.

By:	/s/ P. Ron Ellis
P. Ron Ellis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date

/s/ P. Ron Ellis	Director, President and Chief Executive Officer	August 9, 2013
P. Ron Ellis	(Principal Executive Officer)

/s/ Michael A. Sherman	Chief Financial Officer (Principal Financial	August 9, 2013
Michael A. Sherman	Officer)

/s/ Beth A. Taylor	Corporate Controller (Principal Accounting	August 9, 2013
Beth A. Taylor	Officer)

*	Chairman of the Board of Directors	August 9, 2013
John C. Aplin

*	Director and Chief Science Officer	August 9, 2013
Philip S. Low

*	Director	August 9, 2013
Keith E. Brauer

*	Director	August 9, 2013
Ann F. Hanham
	Director	August 9, 2013
Marc D. Kozin
	Director	August 9, 2013
Peter D. Meldrum

*	Director	August 9, 2013
Fred A. Middleton
	Director	August 9, 2013
Lesley Russell

_________________

*This Post-Effective Amendment has been signed by the undersigned attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the   Commission.

/s/ P. Ron Ellis
P. Ron Ellis, Attorney-in-Fact